EXHIBIT 99.77I


SUB-ITEM 77I:  Terms of new or amended securities

The response to sub-item 77I (b)with respect to the First Pacific Low Volatility Fund shares is incorporated by reference herein to Registrant's Post-Effective Amendment No. 34, filed with the Commission on March 2, 2011 ("PEA No. 34").